UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2015

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (413) 443-5601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 17, 2015, Berkshire Hills Bancorp, Inc. (the “Company” or “Berkshire Hills”), the holding company of Berkshire Bank, completed its merger with Hampden Bancorp, Inc. (“Hampden”), the holding company of Hampden Bank.  The merger was consummated pursuant to the Agreement and Plan of Merger by and between Berkshire Hills Bancorp, Inc. and Hampden Bancorp, Inc., dated November 3, 2014 (the “Merger Agreement”), by way of a merger of Hampden with and into Berkshire Hills, with Berkshire Hills being the surviving corporation in the merger (the “Merger”).  In connection with the Merger, Hampden Bank was merged with and into Berkshire Bank, with Berkshire Bank as the surviving institution.

The preceding paragraph is qualified in its entirety by reference to the Merger Agreement, incorporated by reference to Exhibit 2.1 to this Form 8-K.

Pursuant to the Merger Agreement, stockholders of Hampden as of the close of business on April 17, 2015 will receive merger consideration of 0.81 shares of Berkshire Hills common stock for each share of Hampden common stock owned.

A press release detailing the above was issued by Berkshire Hills, and is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Not Applicable.

(b)                                 Not Applicable.

(c)                                  Not Applicable.

(d)                                 Exhibits

Exhibit Number	Description

Exhibit 2.1

Agreement and Plan of Merger by and between Berkshire Hills Bancorp, Inc. and Hampden Bancorp, Inc., dated November 3, 2014 (incorporated by reference to Exhibit 2.1 to Berkshire Hills’ Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 4, 2014 (Commission File No. 001-15781))

Exhibit 99.1	Press Release dated April 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

Date: April 17, 2015	By:	/s/ Michael P. Daly
Michael P. Daly
President and Chief Executive Officer